EXHIBIT 99.1

Vitran Corporation Inc. Reports Final Voting Results

TORONTO, May 16, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American transportation firm, today announced the final director election results from its 2013 Annual and Special Meeting of shareholders held on May 15, 2013. All nominees proposed as directors were duly elected as follows:

Director	For		Withheld
	Number	%	Number	%
Richard D. McGraw	6,051,657	56.93	4,577,992	43.07
William S. Deluce	10,190,267	95.87	439,382	4.13
John R. Gossling	10,546,010	99.21	83,639	0.79
Georges L. Hébert	7,907,639	74.39	2,722,010	25.61
David S. McClimon	10,546,010	99.21	83,639	0.79

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664